UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 5th, 2025

Commission File Number: 000-55680

CITRINE GLOBAL, CORP.

Delaware	68-0080601
(State or Other Jurisdiction Of incorporation)	(IRS Employer Identification Number)

5 Golden Beach, Caesarea Israel, Israel	3088900
(Address of Principal Executive Offices)	(Area Code)

+ (972) 9 855 1422

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CTGL

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 5th, 2025, the Board of Directors appointed Lior Asher as a Director, joining the current Board.

Mr. Asher is a senior executive with more than 20 years of experience in investments within the high-tech industry. Lior is a Director of Skytech Orion Israel; as well as Citrine Global Israel CTGL, the Company’s wholly owned subsidiary, which holds a 69.5% ownership interest in SkyTech Orion Ltd. Additionally, Lior is the owner and director of Or HaTzvi Group, a major industrial conglomerate in advanced engineering, architectural and construction solutions for both commercial and defense sectors. Mr. Asher also serves in advisory and investment roles with Citrine SAL Investment Ltd., iBOT Israel Botanicals Ltd., G2G Ltd., and other companies active in technology and innovation. Lior obtained his BA in Law from Tel Aviv University (2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10th, 2025

Citrine Global Corp.

By:	/s/ Ora Elharar Soffer
Ora Elharar Soffer